UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2018

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07               Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc. (the “Company”), held on June 6, 2018:

1.                                     The following Directors were elected to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Kimberly J. Popovits	28,760,929	974,751	3,985,134

Felix J. Baker, Ph.D.	27,186,166	2,549,514	3,985,134

Julian C. Baker	27,802,849	1,932,831	3,985,134

Fred E. Cohen, M.D., D.Phil.	19,760,392	9,975,288	3,985,134

Henry J. Fuchs, M.D.	27,391,414	2,344,266	3,985,134

Ginger L. Graham	29,073,537	662,143	3,985,134

Geoffrey M. Parker	29,592,954	142,726	3,985,134

2.                                      An Amendment to the Amended and Restated Genomic Health, Inc. 2005 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
21,211,349	8,501,751	22,580	3,985,134

3.                                      The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
29,419,982	284,235	31,463	3,985,134

4.                                      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was approved.

For	Against	Abstain
33,650,904	47,588	22,322

5.                                      The stockholder proposal concerning proxy access was not approved.

For	Against	Abstain	Broker Non-Votes
13,230,802	16,467,929	36,949	3,985,134

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2018

GENOMIC HEALTH, INC.

By	/s/ Jason W. Radford
Name:	Jason W. Radford
Title:	Chief Legal Officer